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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
Nos. 333-59815 and 333-68003 of Northrop Grumman Corporation on Form S-8, Registration Statements Nos. 333-78251, 333-85633 and 333-40862 of Northrop Grumman Corporation on Form S-3 and Registration Statement No. 333-54800 of NNG, Inc. on Form S-4 of our report dated October 10, 2000, appearing in the Annual Report on Form 10-K of Litton Industries, Inc. for the year ended July 31, 2000 which is incorporated by reference in this Current Report on Form 8-K of Northrop Grumman Corporation.


DELOITTE & TOUCHE LLP
Los Angeles, California
April 16, 2001